[Beneficial Mutual Bancorp, Inc.]

Dear Depositor:

Beneficial Mutual Bancorp, Inc., the holding company for Beneficial Mutual Savings Bank, is offering shares of its common stock for sale in a minority stock offering. In addition to the shares offered in our initial public offering, Beneficial Mutual Bancorp, Inc. will be offering shares of its common stock to shareholders of FMS Financial Corporation in connection with the merger of FMS Financial with Beneficial Mutual Bancorp, Inc. FMS Financial shareholders will be given the opportunity to exchange their shares for cash, Beneficial Mutual Bancorp common stock, or a combination thereof. We are raising capital to support Beneficial Mutual Savings Bank’s future growth.

As part of the offering and in furtherance of the Bank’s long-standing commitment to its local community, the Bank intends to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as The Beneficial Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which the Bank operates.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Beneficial Mutual Bancorp, Inc. common stock on a priority basis, before any potential offering to the general public. The enclosed prospectus describes the stock offering and the operations of Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc. and Beneficial Savings Bank MHC. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Beneficial Mutual Savings Bank) to Beneficial Mutual Bancorp, Inc. in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to the main office of Beneficial Mutual Savings Bank located at 530 Walnut St., Philadelphia, PA. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Beneficial Mutual Savings Bank no later than x:00 p.m., Eastern time, on Xxxxxx, June xx, 2007. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA at Beneficial Mutual Savings Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Beneficial Mutual Savings Bank. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,
Gerard P. Cuddy
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Beneficial Mutual Bancorp, Inc.]

Dear Friend of Beneficial Mutual Savings Bank:

Beneficial Mutual Bancorp, Inc., the holding company for Beneficial Mutual Savings Bank, is offering shares of its common stock for sale in a minority stock offering. In addition to the shares offered in our initial public offering, Beneficial Mutual Bancorp, Inc. will be offering shares of its common stock to shareholders of FMS Financial Corporation in connection with the merger of FMS Financial with Beneficial Mutual Bancorp, Inc. FMS Financial shareholders will be given the opportunity to exchange their shares for cash, Beneficial Mutual Bancorp common stock, or a combination thereof. We are raising capital to support Beneficial Mutual Savings Bank’s future growth.

As part of the offering and in furtherance of the Bank’s long-standing commitment to its local community, the Bank intends to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as The Beneficial Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which the Bank operates.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Beneficial Mutual Bancorp, Inc. common stock on a priority basis, before any potential offering to the general public. The enclosed prospectus describes the stock offering and the operations of Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc. and Beneficial Savings Bank MHC. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Beneficial Mutual Savings Bank) to Beneficial Mutual Bancorp, Inc. in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to the main office of Beneficial Mutual Savings Bank located at 530 Walnut St., Philadelphia, PA. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Beneficial Mutual Savings Bank no later than x:00 p.m., Eastern time, on Xxxxxx, June xx, 2007. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,
Gerard P. Cuddy
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Beneficial Mutual Bancorp, Inc.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Beneficial Mutual Bancorp, Inc. We are raising capital to support Beneficial Mutual Savings Bank’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc. and Beneficial Savings Bank MHC and the proposed stock offering by Beneficial Mutual Bancorp, Inc. Please read it carefully before making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Beneficial Mutual Savings Bank), to Beneficial Mutual Bancorp, Inc. in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to the main office of Beneficial Mutual Savings Bank located at 530 Walnut St., Philadelphia, PA. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Beneficial Mutual Savings Bank no later than x:00 p.m., Eastern time, on Xxxxxx, June xx, 2007.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time

Sincerely,
Gerard P. Cuddy
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P.]

Dear Customer of Beneficial Mutual Savings Bank:

At the request of Beneficial Mutual Savings Bank and its holding company, Beneficial Mutual Bancorp, Inc., we have enclosed material regarding the offering of common stock by Beneficial Mutual Bancorp, Inc. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Beneficial Mutual Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Beneficial Mutual Savings Bank) to Beneficial Mutual Bancorp, Inc. in the accompanying postage-paid envelope marked “STOCK ORDER RETURN,” or return it to the main office of Beneficial Mutual Savings Bank located at 530 Walnut St., Philadelphia, PA. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Beneficial Mutual Savings Bank no later than x:00 p.m., Eastern time, on Xxxxxx, June xx, 2007. If you have any questions after reading the enclosed material, please call the stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

Questions & Answers About the Stock Issuance
Beneficial Mutual Bancorp, Inc.

Questions & Answers
About the Stock Issuance

Beneficial Mutual Bancorp, Inc., the holding company for Beneficial Mutual Savings Bank, is offering shares of its common stock for sale in a minority stock offering. In addition to the shares offered in our initial public offering, Beneficial Mutual Bancorp, Inc. will be offering shares of its common stock to shareholders of FMS Financial Corporation in connection with the merger of FMS Financial with Beneficial Mutual Bancorp, Inc. FMS Financial shareholders will be given the opportunity to exchange their shares for cash, Beneficial Mutual Bancorp common stock, or a combination thereof. We are raising capital to support Beneficial Mutual Savings Bank’s future growth. In addition, as part of the offering and in furtherance of the Bank’s long-standing commitment to its local community, the Bank intends to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as The Beneficial Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which the Bank operates.

Effect on Deposits and Loans

Q.	Will the offering affect any of my deposit accounts or loans?

A.

No. The offering will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rate, of your loans with us will also be unaffected by the offering.

About The Common Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus, particularly the section entitled “Risk Factors”.

Q.	Who can purchase stock?

A.	The common stock of Beneficial Mutual Bancorp, Inc. will be offered in the Subscription Offering in the following order of priority:

1.	Eligible Account Holders - depositors of Beneficial Mutual Savings Bank with accounts totaling $50 or more on the close of business November 30, 2005;

2.	Employee stock ownership plan of Beneficial Mutual Savings Bank;

3.	Supplemental Eligible Account Holders - depositors of Beneficial Mutual Savings Bank with accounts totaling $50 or more on the close of business March 31, 2007.

4.	Other Depositors - depositors of Beneficial Mutual Savings Bank with accounts on the close of business April 30, 2007.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.

No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the offering.

Q.	How many shares of stock are being offered, and at what price?

A.

Beneficial Mutual Bancorp, Inc. is offering for sale up to 20,527,500 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Beneficial Mutual Bancorp, Inc., may increase the maximum and sell up to 23,606,625 shares.

Q.	How much stock can I purchase?

A.

The minimum purchase is $250 (25 shares). As more fully discussed in the plan of stock issuance described in the prospectus, the maximum purchase by any person in the subscription or community offering is $250,000 (25,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $500,000 (50,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.

You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either in person to the main office of Beneficial Mutual Savings Bank or by mail in the postage-paid envelope marked “STOCK ORDER RETURN.” Stock order forms may not be delivered to any of the Bank’s branch offices other than the main office located at 530 Walnut St., Philadelphia, PA. Stock order forms will not be accepted at any branch offices other than the main office.

Q.	How can I pay for my shares of stock?

A.

You can pay for the common stock by check, cash, money order, or withdrawal from your deposit account or certificate of deposit at Beneficial Mutual Savings Bank. Withdrawals from a deposit account or a certificate of deposit at the Bank to buy common stock may be made without penalty. If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to the main office of Beneficial Mutual Savings Bank and it will be exchanged for a bank check or money order. Please do not send cash in the mail.

Q.	Can I borrow money from Beneficial Mutual Savings Bank to purchase the Bank’s stock?

A.

No. Regulations prohibit the Bank from making loans to individuals to purchase the Bank’s stock. You may not submit a check, or authorize a withdrawal, from funds drawn on a Beneficial Mutual Savings Bank line of credit.

Q.	When is the deadline to subscribe for stock?

A.

An executed stock order form with the required full payment must be physically received (not postmarked) by Beneficial Mutual Savings Bank no later than x:00 p.m., Eastern time, on Xxxxxx, June xx, 2007.

Q.	Can I subscribe for shares using funds in my IRA at Beneficial Mutual Savings Bank?

A.

Federal regulations do not permit the purchase of common stock with your existing IRA account at Beneficial Mutual Savings Bank. To use such funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our stock information center if you require additional information. The transfer of such funds takes time, so please make arrangements as soon as possible.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.

No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	No. A name can be deleted only in the event of the death of a named eligible depositor.

Q.	Will payments for common stock earn interest until the offering closes?

A.

Yes. Any payment made in cash or by check or money order will earn interest at Beneficial Mutual Savings Bank’s passbook rate from the date of receipt to the completion or termination of the offering. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the passbook rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Beneficial Mutual Bancorp, Inc. has not yet established a cash dividend policy or determined the amount that may be paid or when payments may begin.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Following the completion of the offering, our shares of common stock are expected to trade on the Nasdaq Global Select Market under the symbol “BNCL.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

About The Foundation

Q.	What is the The Beneficial Foundation and why is it being established?

A.

In keeping with the Bank’s long standing commitment to its community, Beneficial Mutual Savings Bank’s plan of stock issuance provides for the establishment and funding of a charitable foundation to be known as The Beneficial Foundation. The foundation will be dedicated to charitable causes within the communities in which Beneficial Mutual Savings Bank operates.

Additional Information

Q.	What if I have additional questions or require more information?

A.

Beneficial Mutual Bancorp, Inc.’s prospectus that accompanies this brochure describes the offering in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Additional material may only be obtained from the stock information center.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) at (202) 906-6202. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

[Beneficial Mutual Bancorp, Inc.]

_______________, 2007

Dear __________:

Beneficial Mutual Bancorp, Inc., the holding company for Beneficial Mutual Savings Bank, is offering common stock in a minority stock offering. We are raising capital to support Beneficial Mutual Savings Bank’s future growth.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on___ at ___:00 _._.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our stock offering, please call our stock information center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Gerard P. Cuddy
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Stock Information Center)

[Beneficial Mutual Bancorp, Inc.]

_______________, 2007

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Beneficial Mutual Bancorp, Inc. common stock.

At this time, we cannot confirm the number of shares of Beneficial Mutual Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of stock issuance.

If you have any questions, please call our stock information center at (xxx) xxx-xxxx.

Beneficial Mutual Bancorp, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[Beneficial Mutual Bancorp, Inc.]

_______________, 2007

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for          shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2007; this is your stock purchase date. Trading will commence on the Nasdaq Global Select Market under the symbol “BNCL” on ________ __, 2007.

Thank you for supporting our offering. We appreciate your confidence in Beneficial Mutual Bancorp, Inc. Your stock certificate will be mailed to you shortly.

Beneficial Mutual Bancorp, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[Beneficial Mutual Bancorp, Inc.]

_______________, 2007

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Depositors, or community friends. If your subscription was paid for by check, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Beneficial Mutual Bancorp, Inc. and hope you become an owner of our stock in the future. The stock has been approved for trading on the Nasdaq Global Select Market under the symbol “BNCL”.

Beneficial Mutual Bancorp, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[Beneficial Mutual Bancorp, Inc.]

_______________, 2007

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Beneficial Mutual Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company
Investor Relations Department
10 Commerce Dr
Cranford, NJ 07016
1 (800) 368-5948
email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box, or deposited into your brokerage account.

On behalf of the Board of Directors, officers and employees of Beneficial Mutual Bancorp, Inc., thank you for your confidence and willingness to share in the future of our organization.

Sincerely,

Gerard P. Cuddy
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[Beneficial Mutual Bancorp, Inc.]

_______________, 2007

Dear Interested Subscriber:

We regret to inform you that Beneficial Mutual Savings Bank, Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc., the holding company for Beneficial Mutual Savings Bank, did not accept your order for shares of Beneficial Mutual Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of stock issuance, which gives Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc. and Beneficial Savings Bank MHC the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

Beneficial Mutual Bancorp, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[Sandler O’Neill & Partners, L. P.]

_______________, 2007

To Our Friends:

We are enclosing material in connection with the stock offering by Beneficial Mutual Bancorp, Inc., the holding company for Beneficial Mutual Savings Bank. Beneficial Mutual Bancorp, Inc. is raising capital to support Beneficial Mutual Savings Bank’s future growth.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at x:00 p.m., Eastern time, on June xx, 2007. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Mutual Savings Bank, Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O’Neill)